EXHIBIT 99.A

News For Immediate Release

El Paso Corporation Announces Cash Tender Offers for Certain of its Outstanding Notes

HOUSTON, TEXAS, February 23, 2007— El Paso Corporation (NYSE: EP) ("El Paso" or the "Company") today announced it has commenced cash tender offers for certain series of its outstanding notes.

The tender offers consist of two separate offers: an Any and All Offer (the "Any and All Offer") and a Maximum Tender Offer (the "Maximum Tender Offer"), both made pursuant to an Offer to Purchase dated today (the "Offer to Purchase") which sets forth a more comprehensive description of the terms of the tender offers. In the Any and All Offer, El Paso is offering to purchase any and all of the approximately $862 million outstanding principal amount of certain series of notes as listed in the table below. In the Maximum Tender Offer, El Paso is offering to purchase up to a portion of the aggregate principal amount outstanding (the "Principal Purchase Amount") of each of certain series of notes as listed in the table below.

The table below indicates each series of notes included in the tender offers.

Title of Security	CUSIP Number	Principal Amount Outstanding	Principal Purchase Amount (1)	Reference Treasury Security	Bloomberg Reference Page	Full Tender Offer Consideration (2)
Offer for Notes Listed Below: Any and All Offer
7.625% Senior Notes due August 16, 2007	28336LAH2	$272,102,000	N/A	6.125% U.S. Treasury Notes due 08/15/2007	PX3	+50 bps
6.750% Notes due October 1, 2007	835415AF7	$75,172,000	N/A	4.000% U.S. Treasury Notes due 09/30/2007	PX3	+50 bps
6.950% Medium Term Notes due December 15, 2007	28368EAC0	$300,000,000	N/A	4.250% U.S. Treasury Notes due 11/30/2007	PX3	+50 bps
7.625% Senior Notes due September 1, 2008	28336LAR0 190441BF1	$215,000,000	N/A	4.875% U.S. Treasury Notes due 08/31/2008	PX4	+50 bps
Offer for Notes Listed Below: Maximum Tender Offer
6.625% Notes due February 1, 2008	835415AG5	$100,000,000	$5,000,000	N/A	N/A	$1,007.50
6.500% Senior Notes due June 1, 2008	28336LAP4 U53248AE7 190441AV7	$200,000,000	$10,000,000	N/A	N/A	$1,010.00
6.375% Senior Notes due February 1, 2009	28336LAT6 190441AX3	$200,000,000	$60,000,000	N/A	N/A	$1,016.25
6.750% Senior Notes due May 15, 2009	283905AA5	$495,000,000	$165,000,000	N/A	N/A	$1,026.25
7.750% Senior Notes due June 15, 2010	28336LAV1 190441BC8	$400,000,000	$120,000,000	N/A	N/A	$1,068.75
10.750% Senior Notes due October 1, 2010	28336LAX7 190441AK1	$56,573,000	$56,573,000	N/A	N/A	$1,167.50
7.000% Senior Notes due May 15, 2011	28336LAB5	$470,000,000	$100,000,000	N/A	N/A	$1,051.25
7.625% Notes due July 15, 2011	835415AJ9	$595,000,000	$150,000,000	N/A	N/A	$1,075.00
9.625% Senior Notes due May 15, 2012	28336LAZ2 190441AP0	$150,000,000	$40,000,000	N/A	N/A	$1,165.00
7.875% Notes due June 15, 2012	28336LAE9 28336LAD1	$465,000,000	$111,153,000	N/A	N/A	$1,090.00
7.375% Medium Term Notes due December 15, 2012	28368EAB2	$300,000,000	$45,000,000	N/A	N/A	$1,068.75
7.000% Notes due February 1, 2018	835415AH3	$100,000,000	$10,000,000	N/A	N/A	$1,033.75
6.950% Senior Notes due June 1, 2028	28336LBD0 190441AW5	$200,000,000	$20,000,000	N/A	N/A	$1,021.25
8.050% Medium Term Notes due October 15, 2030	28368EAA4	$300,000,000	$30,000,000	N/A	N/A	$1,128.75
7.800% Medium Term Notes due August 1, 2031	28368EAD8	$700,000,000	$70,000,000	N/A	N/A	$1,100.00
7.750% Medium Term Notes due January 15, 2032	28368EAE6	$1,249,275,000	$125,000,000	N/A	N/A	$1,097.50
7.420% Senior Notes due February 15, 2037	28336LBH1 190441AT2	$200,000,000	$20,000,000	N/A	N/A	$1,047.50
_____________________________

(1) El Paso may increase the Principal Purchase Amount for any or all series of notes, subject to an overall maximum principal purchase amount for the Maximum Tender Offer, without extending withdrawal rights.
(2) The full tender offer consideration for each $1,000 principal amount of the notes tendered and accepted for payment in the Any and All Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified in this column for each series of notes over the yield based on the bid side price of the applicable reference treasury security specified in this table, as calculated by the lead dealer managers at 2:00 p.m., New York City time, on March 8, 2007.

The offers are scheduled to expire at 12:00 midnight, New York City time, on March 22, 2007, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes on or before the early tender date, which is 5:00 p.m., New York City time, on March 8, 2007, unless extended, to receive the full tender offer consideration. Holders of notes who tender their notes after the early tender date will receive the late tender offer consideration, which is the full tender offer consideration minus an early tender premium of $20.00 per $1,000 principal amount of notes.

The full tender offer consideration for each $1,000 principal amount of the notes tendered and accepted for payment in the Any and All Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified in the table above for each series of notes over the yield based on the bid side price of the applicable reference treasury security specified in the table above, as calculated by the lead dealer managers at 2:00 p.m., New York City time, on March 8, 2007.

The full tender offer consideration for each $1,000 principal amount of the notes tendered and accepted for payment in the Maximum Tender Offer is the fixed price per $1,000 principal amount set forth in the table above for each series of notes.

In addition to the full tender offer consideration or late tender offer consideration, as applicable, holders of notes tendered and accepted for payment will receive accrued and unpaid interest on the tendered notes from the last interest payment date for the notes to, but not including, the applicable settlement date.

El Paso may increase the Principal Purchase Amount for any or all series of notes subject to the Maximum Tender Offer (in which case, the term "Principal Purchase Amount" shall mean such amount as so increased with respect to such series of notes) subject to and in accordance with applicable law, provided that the aggregate principal amount of the notes purchased in the Maximum Tender Offer shall not exceed $2.5 billion. If the aggregate principal amount of notes of any series validly tendered in the Maximum Tender Offer exceeds the applicable Principal Purchase Amount for such series, the Company will accept notes of such series for purchase on a pro rata basis.

Except as set forth in the Offer to Purchase or as required by applicable law, notes tendered may be withdrawn only before the withdrawal date, which is 5:00 p.m., New York City time, on March 8, 2007, and notes tendered after the withdrawal date and before the expiration of the tender offers may not be withdrawn.

El Paso currently expects to have an initial settlement on March 9, 2007 for notes tendered in the Any and All Offer on or before the early tender date, followed by a final settlement promptly after the expiration of the tender offers for notes tendered in the Any and All Offer after the early tender date and for all notes tendered in the Maximum Tender Offer. The Company reserves the right to extend the initial settlement date up to and including the final settlement date.

The tender offers are conditioned on the satisfaction of certain conditions. If any of the conditions are not satisfied, El Paso is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event, subject to applicable laws, and may terminate the tender offers. The tender offers are not conditioned on the tender of a minimum principal amount of notes of any series. El Paso is not soliciting consents from holders of notes in connection with the tender offers.

El Paso expects to fund the purchase of the notes with the net proceeds from the sale of ANR Pipeline Company, El Paso's Michigan storage assets and El Paso's 50% interest in Great Lakes Gas Transmission to TransCanada Corporation and TC Pipelines, LP, which closed on February 22, 2007.

El Paso has retained Citigroup Corporate and Investment Banking, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to serve as lead dealer managers for the tender offers and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offers.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 or (212) 430-3774 or in writing at 65 Broadway - Suite 723, New York, NY, 10006. Questions regarding the tender offers may be directed to either Citigroup Corporate and Investment Banking at (800) 558-3745 or (212) 723-6106, Goldman, Sachs & Co. at (877) 686-5059 or (212) 357-0775, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 654-8637 or (212) 449-4914.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offers are made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. None of El Paso, the dealer managers or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offers. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on assumptions that the Company believes to be reasonable. However, actual results almost always vary from assumed facts and the differences can be material, depending upon the circumstances. As a result, you should not place undue reliance on such forward-looking statements. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions will generally identify forward-looking statements. All of the Company's forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

With this in mind, you should consider the risks discussed in the Offer to Purchase, under the caption “Risk Factors” in El Paso’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the other documents the Company files with the SEC from time to time, which could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company or on the Company's behalf.

Contacts
Investor and Public Relations
Bruce Connery, Vice President
Office: (713) 420-5855

Media Relations
Bill Baerg, Manager
Office: (713) 420-2906